UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 7, 2017

RENNOVA HEALTH, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-35141	68-0370244
(Commission File Number)	(I.R.S. Employer Identification No.)

400 S. Australian Avenue, Suite 800, West Palm Beach, Florida	33401
(Address of Principal Executive Offices)	(Zip Code)

(561) 855-1626
(Registrant’s Telephone Number, Including Area Code)

___________________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth in Item 5.03 is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 7, 2017, the Board of Directors of Rennova Health, Inc. (the “Company”) approved an amendment to the Company’s Certificate of Incorporation (the “Amendment”), to effect a 1-for-30 reverse stock split of the Company’s shares of common stock to be effective on February 22, 2017. As previously announced, on December 22, 2016, the stockholders of the Company approved an amendment to the Company’s Certificate of Incorporation to effect a reverse split of all of the Company’s shares of common stock at a specific ratio within a range from 1-for-10 to 1-for-30, and granted authorization to the Board of Directors to determine in its discretion the specific ratio and timing of the reverse split prior to December 31, 2017.

As a result of the reverse stock split, every 30 shares of the Company’s pre-reverse split common stock will be combined and reclassified into one share of the Company’s common stock. Proportionate voting rights and other rights of common stockholders will not be affected by the reverse stock split, other than as a result of the rounding up of fractional shares. Stockholders who would otherwise hold a fractional share of common stock will receive an increase to their common stock as the common stock will be rounded up to a full share. No fractional shares will be issued in connection with the reverse stock split.

The reverse stock split will become effective at 5:00 pm, Eastern Time, on February 22, 2017 and the Company’s common stock will trade on the NASDAQ Capital Market on a post-split basis at the open of business on February 23, 2017. The par value and other terms of the common stock will not be affected by the reverse stock split. The authorized capital of the Company of 500,000,000 shares of common stock and 5,000,000 shares of preferred stock, also will not be affected by the reverse plit.

All outstanding preferred shares, stock options, warrants, and equity incentive plans immediately prior to the reverse stock split will be appropriately adjusted by dividing the number of shares of common stock into which the preferred shares, stock options, warrants and equity incentive plans of the common stock are exercisable or convertible by 30 and multiplying the exercise or conversion price by 30, as a result of the reverse stock split.

The Company’s transfer agent, Computershare Inc., is acting as exchange agent for the reverse stock split and will send instructions to stockholders of record regarding the exchange of certificates for common stock.

On February 7, 2017, the Company issued a press release with respect to the reverse stock split described above, which is being filed as Exhibit 99.1 to this Current Report on Form 8-K.

As of February 6, 2017, the Company has outstanding 151,982,612 shares of common stock, 215 shares of Series G Convertible Preferred Stock and 3,909 shares of Series H Convertible Preferred Stock.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description

99.1	Press Release dated February 7, 2017

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 7, 2017	By:	/s/ Seamus Lagan
Seamus Lagan, Chief Executive Officer

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